Exhibit 99.1

Dear Shareholders,

2025 was the year SES AI turned a corner. Full year revenue reached $21 million, up from just over $2 million in 2024 — nearly 10-fold growth in the first full year we had any revenue at all.

This tremendous growth was due to the final contributions from our services agreements with Honda and Hyundai as we completed our EV development work with them. We also had three and half months of revenue from the acquisition of UZ Energy for energy storage business. While we are pleased to report full year revenues in the range of our previously issued guidance, it's the milestones we reached and the year-over-year growth we're expecting from full year contributions in our three revenue-generating business units—**energy storage systems (ESS), drones,** and **advanced materials**—and for recognizing potential value in the **Molecular Universe (MU)** that has us really excited.

In the past year alone, we made more progress than in the previous 10+ years combined. This development of the Molecular Universe has sped things up for us. SES continues to be well positioned to solve the issues of battery development and safety requirements. With the Molecular Universe as our own in-house AI4Science company, we have been able to help customers overcome standard timelines in the adoption of new technology. We also have a front seat to see how energy transition needs are requiring more integration of AI software and hardware along with precise battery health monitoring.

1. Energy Storage Systems (ESS)

ESS business is our largest near-term revenue driver and represents a market currently larger than EVs and drones. At Battery World 2024, we announced our entry into the ESS market. Through the UZ Energy acquisition, we are now serving customers across the globe—from Australia to Europe to the Middle East—and are now entering the North American market.


Maximizing BESS Trading Value with Full Foresight
Charging period
State of Charge (SoC)
State of Health (SoH)
State of Safety (SoS)
State of Degradation (SoD)

Four SoX algorithms, integrated into Molecular Universe Predict, enable near zero-drift SoC and comprehensive battery management.

UZ Energy is a leader in Commercial & Industrial ESS and has sold almost 1 GWh of hardware to customers ranging from residential to C&I to grid storage. We are now able to collect their large amount of historical ESS LFP-graphite data. For all future UZ products, we plan to incorporate our **Predict** feature from Molecular Universe into a small box to achieve near zero-drift State of Charge (SoC), degradation, health, safety, and other SoX algorithms and automated non-disruptive

1 Letter to Our Shareholders Q4 2025 SES

recalibration. This integration helps improve UZ's ability to predict battery health and reduce maintenance cost for customers. Energy storage systems are financial assets, the value to our customers depends on delivering consistent and long-term performance. Historically, UZ supplied only the hardware to customers, mostly LFP and graphite Li-ion cells. Now since we acquired UZ, SES has the opportunity to provide an operating system to the hardware and sell customers a complete package to meet their ESS needs. We are seeing some early traction with UZ sales efforts as they were able to sign a multiyear $20 million contract with a major distributor recently at the InterSolar conference.

2. Drones

Drones represent the next business unit of focus. The drone market requires high energy density and high-power density batteries to achieve longer flight time and greater payload. This is where our Li-metal and high silicon carbon Li-ion batteries really shine. The US defense drone market in particular is where we see the most consequential near-term opportunity and where we are devoting most of our attention and investment.

It is worth taking a moment to explain why the drone market is a natural fit for deploying our Li-Metal anodes and proprietary electrolyte.

1. **High energy density:** Drone batteries require roughly double the energy density of conventional Li-ion—at least 400 Wh/kg to be state-of-the-art, with a realistic roadmap to 500 Wh/kg to win the market. Range and payload are critical.
2. **High power and C-rate:** Batteries must deliver high C-rate and power for maneuvering and acceleration—solved by our technology.
3. **Scalable manufacturing:** Batteries must be manufacturable at scale—demonstrated through our EV B-sample developments.
4. **Material and supply chain requirements**: Batteries need abundant, cost-effective materials, and military applications require National Defense Authorization Act (NDAA)–compliant supply chains—we have been NDAA compliant since 2021.


H10M Li-Metal, 500Wh/kg
Li
Si
H10H Hybrid, 430Wh/kg
H10E High Si, 400Wh/kg
H10B High Si, 375Wh/kg
H10P High Si, 350Wh/kg
H10PL Medium Si,340Wh/kg
H10UP Medium Si, 320Wh/kg
Current Li-ion
Energy Density @ 0.2C (Wh/kg)
520
480
440
400
360
320
280
0
2
4
6
8
10
12
Max. Continuous Discharge Current (C-Rate)
M=Metal H=Hybrid E=Energy B=Balanced P=Power PL=High Power Long Life UP=Ultra High Power

Mainstream Li-ion performance benchmarked against SES cell lineup

We recently announced that we expect to convert our EV B-sample line in Chungju, South Korea's facility to manufacture NDAA-compliant cells for drones. This is the same facility that we developed and built the world's first 100Ah largest Li-Metal cell back in 2021, and this facility has been NDAA-compliant since 2021. To meet the drone demand, we plan to convert our lines from EV pouch 100Ah cells to 10Ah pouch cells. In

2 Letter to Our Shareholders Q4 2025 SES

3 Letter to Our Shareholders Q4 2025 this line, we are also planning to deploy our AI for Safety and AI for Manufacturing to ensure quality and cost effectiveness. In addition to our Korea facility, we are also exploring even larger NDAA-compliant and more versatile cell form factor manufacturing capacities in Southeast Asia. We will have more to update on our NDAA-compliant manufacturing capacity and locations later this year. 3. Materials Our third revenue generating business unit is materials. Both SES and our Molecular Universe users have also been discovering new electrolyte materials for other applications that we don’t build cells for currently. Last fall, we announced a JV with Hisun to leverage their 150,000-ton annual global capacity to produce these materials at a commercial scale to supply to other battery manufacturers for consumer electronics and ESS. At this time, we are anticipating that the Hisun JV will only produce materials for Molecular Universe discoveries. Through the Molecular Universe, we discovered six breakthroughs that are currently being tested by over 40 customers. These breakthroughs, which will be the basis of the revenue we expect from this business in 2026, include: 1. Better cycle life and storage for EVs 2. Better cycle life and power density for drones 3. Better low-temp cycle life and power density for heavy duty trucking 4. Better cycle life and longer life for consumer electronics 5. Better cycle life and low-temp performance for ESS and EVs 6. Better cycle life and storage for consumer electronics We also have a pipeline of new breakthroughs that are being tested by customers which we expect will provide further potential revenue for this business. 4. Molecular Universe The Molecular Universe is our own AI4Science platform we are now on the third iteration – version 1.5 with version 2.0 soon to be introduced since launching in 2024. While the revenue continues to build momentum and is expected to make a small contribution in 2026, its biggest contribution is the inherent value of this business on its own and the IP that drives competitive advantages in the ESS, drone and materials businesses. Molecular Universe has the potential to become a modern-day encyclopedia, with battery being its Volume I. It provides extremely valuable scientific data and intuition to AI for science models. Over the course of the year, we will continue to explore how we can best demonstrate or unlock MU’s value. In terms of demonstrating that value, reference can be made to our recent investor presentation. In that presentation, it is noted that several AI4Science companies—many of which are either pre-revenue or generate less revenue than the Molecular Universe—have already achieved valuations exceeding $1 billion through private capital raises. These represent the closest comparables to the Molecular Universe, and we are closely tracking how well these transactions have performed.

4 Letter to Our Shareholders Q4 2025 Priorities for 2026 We are excited about the long-term value of the Molecular Universe as a platform—not just for batteries, but for all of science—alongside near-term revenue growth from drones, materials, and ESS operating systems. Our focus for the year ahead will include: 1. Leverage the new business unit leadership and structure to execute on the ESS and drone cell opportunities ahead of us (a seasoned industry veteran has been onboarded to oversee hardware and software integration sales). 2. Execute on the conversion of our NDAA-compliant line in Korea, from EV cells to drone cells, and line up additional capacity in Southeast Asia that is also NDAA compliant. 3. Continue the growth of UZ Energy’s existing hardware business in Australia, the Middle East and Europe and begin the expansion into the United States. 4. Deliver on the existing novel electrolytes discovered by the Molecular Universe in the materials business and expand our pipeline. 5. Leverage MU’s material discovery capabilities to accelerate new product development. 6. Continue to focus on our capex-light business models in ESS, cells, and materials to offset the projected R&D spend in the Molecular Universe. Financial Highlights Revenue and Gross Margin Revenue for the fourth quarter of 2025 was $4.6 million, representing a $2.6 million, or 124%, increase year-over-year. Full-year revenue came in at $21 million, in line with our guidance, but impacted primarily by logistics constraints that delayed shipments at the end of the year, resulting in approximately $1.5 million of revenue being pushed out to the first quarter of 2026. Revenue for full-year 2025 was within the previously issued guidance range of $20 million to $25 million and was up nearly 10-fold from the prior year — a year in which we first achieved revenue generation. Our Q4 gross margin on a GAAP basis was 11.3%, driven by a higher mix of ESS product sales in the quarter, which carries a lower margin profile relative to our service revenue. On a non-GAAP basis, which excludes stock-based compensation as well as depreciation and amortization allocated to cost of revenue, Q4 non-GAAP gross margin was 11.7%. For full-year 2025, GAAP and non-GAAP gross margin were 53.8% and 55.7%, respectively. Gross margin is expected to vary from quarter to quarter as our revenue mix across products and services evolves. Margins on product revenue are expected to improve as we scale volume and optimize the cost structure through our Capex-light model and JV partnerships.

5 Letter to Our Shareholders Q4 2025 Operating Expenses Turning to operating expenses, GAAP operating expenses for Q4 2025 were $18.2 million, compared to $30.4 million for the same period in the prior year, a 40% decrease year-over-year. On a non-GAAP basis, which excludes stock-based compensation as well as depreciation and amortization, Q4 operating expenses were $13.5 million, compared to $24.2 million for the same period in the prior year, a 44% decrease. For full-year 2025, GAAP operating expenses were $93.9 million, compared to $110.5 million in 2024, a 15% decrease. On a non-GAAP basis, full-year operating expenses were $73.0 million, versus $82.3 million in 2024, an 11% decrease. The year-over-year improvement in operating expenses on both GAAP and non-GAAP bases reflects progress in optimizing our cost structure while continuing to invest strategically in the Molecular Universe platform and our commercial growth initiatives. Net Loss and Adjusted EBITDA Adjusted EBITDA for Q4 2025 was a loss of $13.8 million, compared to a loss of $23.2 million in Q4 2024, representing a 40% improvement. For full-year 2025, Adjusted EBITDA was a loss of $62.6 million, compared to a loss of $81.5 million in 2024, a 23% improvement year-over-year. This improvement reflects the positive operating leverage emerging as revenue scales, as well as our continued focus on financial discipline and cost management across the organization. Our GAAP net loss for Q4 2025 was $17.0 million, or $0.05 loss per share. Excluding stock-based compensation, depreciation and amortization, changes in fair value of sponsor earn-out liabilities, and including interest income, non-GAAP net loss for the quarter was $11.8 million, or $0.04 loss per share. This compares to Q4 2024 GAAP net loss of $34.5 million, or $0.11 loss per share, and non-GAAP net loss of $19.9 million, or $0.06 loss per share. For full-year 2025, GAAP net loss was $73.0 million, or $0.22 loss per share, compared to $100.2 million, or $0.31 loss per share in 2024. On a non-GAAP basis, full-year net loss was $53.2 million, or $0.16 loss per share, versus $66.4 million, or $0.21 loss per share in 2024. The year-over-year improvement on both GAAP and non-GAAP bases reflects progress in scaling revenue and managing our cost structure while advancing customer engagements, developing the Molecular Universe platform, and positioning the business for growth in 2026. A detailed reconciliation of GAAP net loss to Adjusted EBITDA and non-GAAP net loss per share is included in the financial tables at the end of this shareholder letter. GAAP net loss in any given quarter can be meaningfully affected by non-cash mark-to-market movements in the fair value of our sponsor earn-out liabilities, which are required to be remeasured each reporting period under GAAP. These non-cash gains or losses do not reflect our underlying operating performance and excluding them provides a clearer view of the progress we are making. This is one of the reasons we are introducing Adjusted EBITDA beginning this quarter. Liquidity and Cash Flow We utilized $10.4 million in cash for operations during Q4 2025, and $58.4 million for the full year. During 2025, we deployed $3.3 million on

6 Letter to Our Shareholders Q4 2025 the UZ acquisition, $2.9 million on capital expenditures, and returned $1.6 million to shareholders through share repurchases. This improvement in cash utilization is consistent with the Adjusted EBITDA progress noted earlier and reflects the financial discipline maintained as we scale the business. We exited 2025 with a strong liquidity position of $200 million, at the top end of our previously communicated expectation of $195 million to $200 million. Our Capex-light business model remains a core financial discipline, and current liquidity provides a strong runway to fund operations and execute our 2026 growth initiatives. 2026 Financial Outlook For full-year 2026, we expect revenue to be in the range of $30 million to $35 million, representing approximately 43% to 67% growth over full-year 2025 revenue. Full-year 2025 revenues included one-time contributions from OEM services contracts; on an apples-to-apples basis across our three businesses, the expected revenue growth rate for 2026 is even higher. On margin, our three businesses carry different profiles, and the mix may shift as we scale. Our ESS hardware business, expected to represent the largest share of revenue in 2026, is projected to operate at around 15% gross margin. As we layer in hardware/software bundles and grow the operating system attach rate, there is potential to expand margins in this business over time. Our drone cells business is earlier in its commercial ramp, but gross margins are expected to exceed 20% as volumes build through the year. Our materials business, selling electrolyte materials through our JV with Hisun, is also a product business and is expected to carry a margin profile in the 10% to 20% range. On a blended basis, consolidated gross margin is expected to be around 15%, with room for year-over-year improvement as we scale. On operating expenses, for full-year 2026, we expect approximately a 15% reduction from the 2025 level. This reflects continued investment in the Molecular Universe platform. While maintaining financial discipline, we believe this level of investment is appropriate given the long-term value being built and the early commercial traction from MU-driven material discoveries. We do not anticipate meaningful growth in operating expenses beyond this level and will continue to evaluate opportunities to improve operating leverage as revenue scales and to accelerate monetization of the MU platform. On capital expenditures, we continue to operate a capex-light model as a core financial discipline. For 2026, capex is expected to remain in the single-digit millions, primarily directed toward converting our South Korea facility from EV cells to NDAA-compliant drone cells, as well as evaluating contract manufacturing capacity in Southeast Asia. We entered 2026 with $200 million in liquidity, providing the financial flexibility to scale and grow. We believe 2026 will be the year in which the full architecture of our multi-revenue-stream platform comes together and begins to deliver. We remain well-capitalized, financially disciplined, and positioned to execute on that vision. Qichao Hu Founder, CEO and Chairman Jing Nealis Chief Financial Officer

7 Letter to Our Shareholders Q4 2025 SES AI Corporation Condensed Consolidated Balance Sheets (Unaudited) (in thousands, except share and per share amounts) December 31, 2025 December 31, 2024 Assets Current Assets Cash and cash equivalents $ 29,541 $ 128,796 Short-term investments 170,091 133,748 Accounts receivable 4,783 950 Inventories 5,154 212 Prepaid expenses and other assets 6,707 13,198 Total current assets 216,276 276,904 Property and equipment, net 28,866 38,165 Goodwill 13,272 — Intangible assets, net 2,809 1,217 Right-of-use assets, net 7,638 9,927 Deferred tax assets 1,521 1,335 Other assets, non-current 2,264 2,237 Total assets $ 272,646 $ 329,785 Liabilities and Stockholders’ Equity Current Liabilities Accounts payable $ 5,694 $ 1,901 Operating lease liabilities 2,298 2,585 Deferred consideration, current 1,093 — Accrued expenses and other liabilities 15,071 18,329 Total current liabilities 24,156 22,815 Sponsor Earn-Out liabilities 7,795 9,472 Operating lease liabilities, non-current 5,813 7,977 Unearned government grant 9,042 8,606 Deferred consideration, non-current 7,677 — Other liabilities, non-current 3,408 2,605 Total liabilities 57,891 51,475 Stockholders’ Equity Common stock: Class A shares, $0.0001 par value, 2,100,000,000 shares authorized; 321,551,078 and 317,676,034 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; Class B shares, $0.0001 par value, 200,000,000 shares authorized; 43,881,251 shares issued and outstanding as of December 31, 2025 and December 31, 2024 37 36 Additional paid-in capital 588,355 579,378 Accumulated deficit (371,911) (298,871) Accumulated other comprehensive loss (1,726) (2,233) Total stockholders' equity 214,755 278,310 Total liabilities and stockholders' equity $ 272,646 $ 329,785

8 Letter to Our Shareholders Q4 2025 SES AI Corporation Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited) Three Months Ended December 31, Years Ended December 31, (in thousands, except share and per share amounts) 2025 2024 2025 2024 Revenue $ 4,562 $ 2,040 $ 21,000 $ 2,040 Cost of revenues 4,048 752 9,693 752 Gross profit 514 1,288 11,307 1,288 Operating expenses: Research and development $ 11,823 $ 20,881 $ 67,045 $ 72,141 General and administrative 6,376 9,540 26,876 38,395 Total operating expenses 18,199 30,421 93,921 110,536 Loss from operations (17,685) (29,133) (82,614) (109,248) Other income (expense): Interest income 2,027 3,214 9,338 15,036 (Loss) gain on change in fair value of Sponsor Earn-Out liabilities (846) (8,593) 1,677 (5,306) Miscellaneous expense, net (866) (276) (1,210) (479) Total other income (expense), net 315 (5,655) 9,805 9,251 Loss before income taxes (17,370) (34,788) (72,809) (99,997) Benefit (provision) from income taxes 333 243 (231) (188) Net loss (17,037) (34,545) (73,040) (100,185) Other comprehensive (loss) income, net of tax: Foreign currency translation adjustment 1,423 (635) 492 (456) Unrealized gain (loss) on short-term investments 12 (251) 15 (164) Total other comprehensive income (loss), net of tax 1,435 (886) 507 (620) Total comprehensive loss $ (15,602) $ (35,431) $ (72,533) $ (100,805) Net loss per share attributable to common stockholders: Basic and diluted $ (0.05) $ (0.11) $ (0.22) $ (0.31) Weighted-average common shares outstanding: Basic and diluted 331,241,345 325,578,710 330,917,166 321,824,143

9 Letter to Our Shareholders Q4 2025 SES AI Corporation Condensed Consolidated Statements of Cash Flows (Unaudited) Years Ended December 31, (in thousands) 2025 2024 Cash Flows From Operating Activities Net loss $ (73,040) $ (100,185) Adjustments to reconcile net loss to net cash used in operating activities: (Loss) gain on change of fair value of Sponsor Earn-Out liabilities (1,677) 5,306 Stock-based compensation 10,971 19,935 Depreciation and amortization 10,295 8,308 Accretion income from available-for-sale short-term investments (3,132) (7,215) Loss on sale or disposal of fixed assets 1,306 701 Other 389 (1,323) Changes in operating assets and liabilities: Receivable from related party — 3,911 Accounts receivable (2,631) (950) Inventories (1,035) 330 Prepaid expenses and other assets 9,982 (2,198) Right of use assets 2,528 2,941 Deferred tax assets (137) (278) Accounts payable 1,039 (72) Operating lease liabilities (2,825) (2,915) Accrued expenses and other liabilities (10,395) 7,618 Net cash used in operating activities (58,362) (66,086) Cash Flows From Investing Activities Purchases of property and equipment (2,858) (12,206) Acquisition of business, net of cash acquired (3,029) — Proceeds from the sale of short-term investments 4,997 — Purchase of short-term investments (238,176) (215,102) Proceeds from the maturities of short-term investments 199,880 335,500 Net cash (used in) provided by investing activities (39,186) 108,192 Cash Flows From Financing Activities Repurchase and retirement of Class A common stock (1,605) — Payments for taxes withheld on vesting of restricted stock (433) — Proceeds from stock option exercises 77 1,010 Net cash (used in) provided by financing activities (1,961) 1,010 Effect of exchange rates on cash 327 (687) Net (decrease) increase in cash, cash equivalents and restricted cash (99,182) 42,429 Cash, cash equivalents and restricted cash at beginning of period 129,395 86,966 Cash, cash equivalents and restricted cash at end of period $ 30,213 $ 129,395 Supplemental Non-Cash Information: Accounts payable and accrued expenses related to purchases of property and equipment $ 645 $ 1,497 Incomes taxes paid $ — $ 286 Deferred consideration payable for acquisition $ 8,770 $ — Lease liabilities arising from obtaining right-of-use assets $ — $ 12

SES AI Corporation – Supplemental Non-GAAP Information
(Unaudited)

(in thousands, except per share amount)	GAAP Q4 2025	GAAP Q4 2024	Non-GAAP Q4 2025	Non-GAAP Q4 2024
Gross profit	514	1,288	535	1,324
Gross margin	11.3%	63.1%	11.7%	64.9%
Operating expenses	18,199	30,421	13,489	24,204
Loss from operations	(17,685)	(29,133)	(12,954)	(22,880)
Net loss	(17,037)	(34,545)	(11,793)	(19,942)
Basic and diluted EPS	(0.05)	(0.11)	(0.04)	(0.06)

(in thousands, except per share amount)	GAAP FY 2025	GAAP FY 2024	Non-GAAP FY 2025	Non-GAAP FY 2024
Gross profit	11,307	1,288	11,692	1,324
Gross margin	53.8%	63.1%	55.7%	64.9%
Operating expenses	93,921	110,536	73,040	82,329
Loss from operations	(82,614)	(109,248)	(61,348)	(81,005)
Net loss	(73,040)	(100,185)	(53,220)	(66,448)
Basic and diluted EPS	(0.22)	(0.31)	(0.16)	(0.21)

Reconciliation of Non GAAP Financial Measures

(in thousands)	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Gross profit (GAAP)	514	1,288	11,307	1,288
Stock-based compensation	18	18	339	18
Depreciation and amortization	3	18	46	18
Gross profit (Non-GAAP)	535	1,324	11,692	1,324
Gross margin (GAAP)	11.3%	63.1%	53.8%	63.1%
Stock-based compensation	0.3%	0.9%	1.7%	0.9%
Depreciation and amortization	0.1%	0.9%	0.2%	0.9%
Gross margin (Non-GAAP)	11.7%	64.9%	55.7%	64.9%
Operating expenses (GAAP)	18,199	30,421	93,921	110,536
Stock-based compensation	(2,089)	(3,820)	(10,632)	(19,917)
Depreciation and amortization	(2,621)	(2,397)	(10,249)	(8,290)
Operating expenses (Non-GAAP)	13,489	24,204	73,040	82,329
Loss from operations (GAAP)	(17,685)	(29,133)	(82,614)	(109,248)
Stock-based compensation	2,107	3,838	10,971	19,935
Depreciation and amortization	2,624	2,415	10,295	8,308
Loss from operations (Non-GAAP)	(12,954)	(22,880)	(61,348)	(81,005)

10 Letter to Our Shareholders Q4 2025 SES

11 Letter to Our Shareholders Q4 2025 Net loss (GAAP) (17,037) (34,545) (73,040) (100,185) Interest income (2,027) (3,214) (9,338) (15,036) Depreciation and amortization expense 2,624 2,415 10,295 8,308 Benefit (provision) from income taxes (333) (243) 231 188 EBITDA (16,773) (35,587) (71,852) (106,725) Loss (gain) on change in fair value of Sponsor Earn-Out liabilities 846 8,593 (1,677) 5,306 Stock-based compensation 2,107 3,838 10,971 19,935 Adjusted EBITDA (13,820) (23,156) (62,558) (81,484) Interest income 2,027 3,214 9,338 15,036 Net loss (Non-GAAP) (11,793) (19,942) (53,220) (66,448) Weighted-average shares outstanding 331,241,345 325,578,710 330,917,166 321,824,143 EPS GAAP (0.05) (0.11) (0.22) (0.31) EPS Non-GAAP (0.04) (0.06) (0.16) (0.21) Basic and Diluted EPS (GAAP) (0.05) (0.11) (0.22) (0.31) Loss (gain) on change in fair value of Sponsor Earn-Out liabilities 0.00 0.03 (0.01) 0.02 Stock-based compensation 0.01 0.01 0.03 0.06 Depreciation and amortization expense 0.01 0.01 0.03 0.03 Benefit (provision) from income taxes (0.00) (0.00) 0.00 0.00 Basic and Diluted EPS (Non-GAAP) (0.04) (0.06) (0.16) (0.21)

12 Letter to Our Shareholders Q4 2025 Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, risks related to the integration of Shenzhen UZ Energy Co. Ltd. and its related entities (“UZ Energy”) operations into the business of the Company, risks related to the development and commercialization of SES AI’s battery technology and the timing and achievement of expected business milestones, risks relating to the uncertainty of achieving and maintaining profitability, the ability of SES to integrate its products into electric vehicles and Urban Air Mobility, drones, energy storage systems, robotics and other applications, the risk that the market for SES AI’s AI-based services, including Molecular Universe, is still emerging, and such programs may not achieve the growth potential SES AI expects, risks related to the elimination of, or uncertainty regarding government and economic incentives or subsidies available to us, end-users or OEMs, risks related to changes in U.S. and foreign government policy, including imposition or increase in tariffs and changes to existing trade agreements, risks related to our dependence on third parties for component and product manufacturing, risks related to the demand for our energy storage system products and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this letter speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This letter includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), Loss from operations (Non-GAAP), EBITDA, adjusted EBITDA, Net loss (Non-GAAP) attributable to SES shareholders, and Earnings per share (Non-GAAP). We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude the impact of certain items that are included in the most directly comparable measure calculated and presented in accordance with GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the supplemental non-GAAP information section at the end of this press release.

13 Letter to Our Shareholders Q4 2025 As presented in the “Reconciliation of Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes the impact of one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of SES’s current operating performance and a comparison to its past operating performance: Stock-based compensation expense. SES excludes the impact of stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by SES’s stock price at the time of an award, which can be volatile and over which management has limited to no control. Depreciation and amortization. This item represents depreciation and amortization of purchased long-lived assets and acquired intangible assets, which are both non-cash expenses. Acquisition related amortization of acquired intangible assets are not reflective of SES’s ongoing financial performance. Interest income. This item consists primarily of interest income on short term debt securities that primarily includes accretion income from the debt securities as they progress towards their maturity date. Benefit (provision) from income taxes. This item represents the amount adjusted to SES’s GAAP tax provision or benefit to exclude the impact of the income tax effects of GAAP adjustments that are not reflective of SES’s ongoing financial performance. (Loss) gain on change in fair value of Sponsor Earn-Out Liability. This item represents the amount adjusted to SES’s GAAP fair value liability for Sponsor Earn-Out shares, which is a non-cash adjustment that is more tied to the change in stock price rather than management’s operational performance. Definitions Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), and Loss from operations (Non-GAAP) represent, in each case, the corresponding GAAP financial measure adjusted to exclude the impact of stock-based compensation expense and depreciation and amortization. EBITDA represents net loss attributable to SES shareholders adjusted to exclude the impact of interest income, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation. Net loss (Non-GAAP) attributable to SES shareholders represents Adjusted EBITDA adjusted further to reinclude the impact of interest income. Earnings per share (Non-GAAP) represents earnings (loss) per share adjusted to exclude the impact of taxes, depreciation and amortization, loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation.